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                                                                     EXHIBIT 11.

MICROSOFT CORPORATION

COMPUTATION OF EARNINGS PER SHARE
(In millions, except earnings per share) (Unaudited)
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
                                                                       THREE MONTHS ENDED       SIX MONTHS ENDED
                                                                           DECEMBER 31             DECEMBER 31
                                                                       -------------------      ----------------
                                                                       1995         1996        1995       1996
     -----------------------------------------------------------------------------------------------------------
     Weighted average number of common shares outstanding              1,180       1,196       1,180       1,195
     Common stock equivalents - stock options                             96         107          98         104
     Common stock equivalents - preferred stock                                        1
     -----------------------------------------------------------------------------------------------------------
     Average common and common stock equivalents outstanding (1)       1,276       1,304       1,278       1,299
     ===========================================================================================================
     Net income                                                       $  575      $  741      $1,074      $1,355
     ===========================================================================================================
     Earnings per share (1) (2)                                       $ 0.45      $ 0.57      $ 0.84      $ 1.04
     ===========================================================================================================


(1) Share and per share amounts for the three and six months ended December 31, 1995 have been restated to reflect a two-for-one stock split in December 1996.

(2) Fully diluted earnings per share have not been presented because the effects are not material.



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